Exhibit 8.1

Sears Tower, Suite 5800
233 S. Wacker Dr.
Chicago, Illinois 60606
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Discover Bank
12 Read’s Way
New Castle, DE 19720

Re:	Discover Card Execution Note Trust, DiscoverSeries Notes
Registration Statement on Form S-3
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-3 (Registration Nos. 333-141703, 333-141703-01) (the “Registration Statement”), registering notes (the “Notes”) to be issued by the Discover Card Execution Note Trust (the “Note Issuance Trust”) and a collateral certificate to be issued by the Discover Card Master Trust I (the “Master Trust”), and the related Prospectus and Prospectus Supplement, filed by you with the Securities and Exchange Commission (the “Commission”), relating to the issuance of the Notes by the Note Issuance Trust (the “Offering”), you have requested our opinion concerning the statements in the Registration Statement under the caption “U.S. Federal Income Tax Consequences.” Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the form of Indenture filed as Exhibit 4.7 to the Registration Statement, between the Note Issuance Trust and U.S. Bank National Association (“U.S. Bank”), in its capacity as Indenture Trustee thereunder.
     Our opinion is based on our examination of the Prospectus and Prospectus Supplement, the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended on or prior to the date hereof, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank as Trustee, the Indenture, the form of Indenture Supplement filed as Exhibit 4.8 to the Registration Statement, and the forms of Terms Documents filed as Exhibits 4.9 — 4.11 to the Registration Statement, all between the Note Issuance Trust and U.S. Bank, and such other documents, instruments and information as we considered necessary. Our opinion also is based on (i) the assumption that none of the Trustee of the Master Trust, the Owner Trustee of the Note Issuance Trust, the Indenture Trustee, or any of their affiliates will become the Master Servicer or the Servicer of the Master Trust or the delegee of either such Master Servicer or Servicer, (ii) the assumption that all agreements relating to the creation of the Note Issuance Trust will be adopted in substantially the forms set forth as exhibits to the Registration Statement and will at all times thereafter remain in full force and effect and that the Pooling and Servicing Agreement will remain in full force and effect, subject to the

June 7, 2007

adoption of Amendment No. 3 thereto in substantially the form set forth as Exhibit 4.4 to the Registration Statement; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and Prospectus Supplement and such agreements will remain in full force and effect; and (iv) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.
     In our capacity as counsel to you, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents.
     We also note that the documents reviewed do not relate to a specific transaction. Accordingly, the above referenced description of the material federal income tax consequences of the Offering may, under certain circumstances, require modification in the context of a specific transaction.
     We are opining herein as to the effect on the Offering only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
     Based on the facts and assumptions and subject to the limitations set forth in the Registration Statement, we adopt and confirm the statements under the caption “U.S. Federal Income Tax Consequences” as our opinion of the material federal income tax consequences of the Offering, to the extent such statements constitute legal conclusions.
     No opinion is expressed as to any matter not discussed herein.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.
     This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you

June 7, 2007

for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Tax Treatment” in the Summary of Terms Section of the Prospectus Supplement and “U.S. Federal Income Tax Consequences” and “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Latham & Watkins LLP